For the semi-annual period ended 3/31/97
File number: 811-6677


                          SUB-ITEM 77C
      Submission of Matters to a Vote of Security Holders

                               EXHIBITS

     A special Meeting of Shareholders of the
Fund  was  called for October 30,  1996.   At
such meeting the shareholders approved the following proposals:

I.  Active Balanced Fund

     A)        Approval that Edward D. Beach,
     Delayne  Dedrick Gold, Robert F.  Gunia,
     Donald    D.    Lennox,    Douglas    H.
     McCorkindale,  Mendel A. Melzer,  Thomas
     T.  Mooney, Stephen P. Munn, Richard  A.
     Redeker, Robin B. Smith, Louis A.  Weil,
     III and Clay T. Whitehead are duly elected to serve as Directors of the Fund until the earlier to occur of (i) the next meeting of Shareholders at which Directors are elected and until his or her successor shall have been duly elected and shall have qualified or
     (ii)  their  terms expire in  accordance
     with the Fund's retirement policy.

                              Affirmative
                                 Votes   Cast
Votes Withheld
     Edward             D.              Beach
6,785,832.7654                    90,013.8616
Delayne  Dedrick Gold          6,785,739.6912
90,106.9358               Robert   F.   Gunia
6,785,836.6474                    90,009.9796
Donald  D. Lennox              6,785,591.6113
90,255.0157                   Douglas      H.
McCorkindale                   6,785,836.6474
90,009.9796               Mendel  A.   Melzer
6,785,723.3711                    90,123.2559
Thomas  T. Mooney              6,785,836.6474
90,009.9796
     Stephen             P.              Munn
6,785,832.7654 90,013.8616
     Richard            A.            Redeker
6,785,836.6474 90,009.9796
     Robin  B. Smith           6,786,079.7917
89,766.83541
     Louis        A.        Weil,         III
6,785,832.7654 90,013.8616
     Clay             T.            Whitehead
6,785,438.3404 90,408.2866

     B)   Approval of the proposed management
     agreement    between   The    Prudential
     Institutional Fund and Prudential Mutual
     Fund Management, Inc as described in such Fund's proxy statement.

          For                         Against
Abstain
          6,841,419.7629           6,528.5808
27,898.2833


     C)      Approval    of   the    proposed
subadvisory   agreement  between   Prudential
Mutual   Fund     Management,  Inc  and   The
Prudential    Investment    Corporation    as
described in such   Fund's proxy statement.

          For                         Against
Abstain
          6,842,060.1613           5,493.6299
28,292.8358

     D)      Approval    of   the    proposed
subadvisory   agreement  between   Prudential
Mutual   Fund     Management,  Inc  and   The
Prudential    Investment    Corporation    as
described in such   Fund's proxy statement.

          For                         Against
Abstain
          6,842,878.8652           4,899.7746
28,067.9872


     E)     Approval of the selection of
Deloitte & Touche LLP as independent
accountants for     the Fund conditioned upon
the right by vote of a majority of such
Fund's
outstanding voting shares at any meeting called for the purpose to terminate such employment forthwith without penalties.

          For                 Against
Abstain
          6,753,773.2076
94,561.5209              27,511.8985


II.  Stock Index Fund


     A)        Approval that Edward D. Beach,
     Delayne Dedrick Gold, Robert F. Gunia,
     Donald D. Lennox, Douglas H.
     McCorkindale, Mendel A. Melzer, Thomas
     T. Mooney, Stephen P. Munn, Richard A.
     Redeker, Robin B. Smith, Louis A. Weil,
     III and Clay T. Whitehead are duly
     elected to serve as Directors of the
     Fund until the earlier to occur of (i)
     the next meeting of Shareholders at
     which Directors are elected and until
     his or her successor shall have been
     duly elected and shall have qualified or
     (ii) their terms expire in accordance
     with the Fund's retirement policy.

                              Affirmative
                              Votes Cast
Votes Withheld
     Edward D. Beach
7,144,304.7213      28,506.6784
     Delayne Dedrick Gold
7,145,388.8034      27,422.5963
     Robert F. Gunia
7,144,298.9228      28,512.4769
     Donald D. Lennox
7,145,244.6395      27,566.7602
     Douglas H.  McCorkindale
7,145,469.7484      27,341.6513

     Mendel A. Melzer
7,145,356.4752      27,454.9245
     Thomas T. Mooney
7,144,908.9866      27,902.4131
Stephen P. Munn               7,145,457.8423
27,353.5574         Richard A. Redeker
7,145,469.7484      27,341.6513         Robin
B. Smith            7,145,469.7484
27,341.6513
     Louis A. Weil, III
7,144,896.7077      27,914.6920
     Clay T. Whitehead
7,144,908.9866      27,902.4131


     B)   Approval of the proposed management
     agreement between The Prudential Mutual
     Fund Management, Inc. and The Prudential
     Investment Corporation as described in
     such Fund's proxy statement.

          For                 Against
Abstain
          7,101,413.4942      6,350.8814
65,047.0241


     C)   Approval of the proposed
subadvisory agreement between Prudential
Mutual    Fund Management, Inc and The
Prudential Investment Corporation as
described in such   Fund's proxy statement.

          For                 Against
Abstain
          7,101,342.8714      5,262.3985
64,206.1298

     D)     Approval of the selection of
Deloitte & Touche LLP as independent
accountants for     the Fund conditioned upon
the right by vote of a majority of such
Fund's
outstanding voting shares at any meeting called for the purpose to terminate such employment forthwith without penalties.

          For                 Against
Abstain
          7,112,771.2793      8638.3189
51,401.8015

III.           In their discretion on any
     other business which may properly come
     before the meeting or any adjournment
     thereof.